UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2005

MARATHON OIL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5153	25-0996816
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 San Felipe Road, Houston, Texas		77056-2723
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 629-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On December 5, 2005, pursuant to authority delegated to him by the Board of Directors, Mr. Douglas C. Yearley, Chair of the Compensation Committee, executed the First Amendment to the Marathon Oil Corporation Deferred Compensation Plan for Non-Employee Directors (the “Plan”).  At the direction of the Board of Directors and in light of the previously-approved changes to the total compensation package for directors (see Form 8-K dated October 26, 2005, filed October 31, 2005), the First Amendment, among other things, discontinues the requirement that 50% of the directors’ annual retainer fee be deferred into common stock units.  The First Amendment also revises the distribution provisions of the Plan to reflect the requirements of Section 409A of the Internal Revenue Code and the transition relief available thereunder and to decrease the available number of annual installment payments from ten to five.

Item 9.01               Financial Statements and Exhibits.

(c)           Exhibits.

10.1         First Amendment to the Marathon Oil Corporation Deferred Compensation Plan for Non-Employee Directors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARATHON OIL CORPORATION

Date: December 8, 2005	By:	/s/ A.G. Adkins
A.G. Adkins
Vice President-Accounting

EXHIBIT INDEX

Number	Exhibit

10.1	First Amendment to the Marathon Oil Corporation Deferred Compensation Plan for Non-Employee Directors